CONTACT:
U.S. Physical Therapy, Inc.
Carey Hendrickson, Chief Financial Officer
          Email: Chendrickson@usph.com
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy Reports
Third Quarter 2021 Results

Patient Volumes Continue at Robust Pace

Houston, TX, November 4, 2021 – U.S. Physical Therapy, Inc. ("USPH" or the “Company”) (NYSE: USPH), a national operator of outpatient physical therapy clinics and provider of industrial injury prevention services, today reported results for the third quarter and nine months ended September 30, 2021 (“2021 Third Quarter” and “2021 Nine Months”, respectively).

QUARTER HIGHLIGHTS

•
For the 2021 Third Quarter, Operating Results per diluted share, excluding Relief Funds, a non-GAAP measure (defined below), was $0.85, the same as in the  third quarter ended September 30, 2020 (“2020 Third Quarter”), which benefited from significantly reduced costs related to the COVID-19 pandemic, and was 21.4% higher than the Operating Results per diluted share of $0.71 for the pre-pandemic third quarter of 2019 (“2019 Third Quarter”).

•
Adjusted EBITDA, excluding Relief Funds, a non-GAAP measure (defined below), was $19.9 million for the 2021 Third Quarter, 1.8% higher than the $19.6 million for the 2020 Third Quarter, and $3.0 million, or 17.6%, higher than the pre-pandemic 2019 Third Quarter.  See pages 12 through 14 for a discussion and comparisons to results according to Generally Accepted Accounting Principles (“GAAP”).

•
For the 2021 Third Quarter, USPH’s net income attributable to its shareholders, a GAAP measure, was $10.0 million compared to $10.9 million for the 2020 Third Quarter and $9.0 million for the 2019 Third Quarter. Inclusive of the charge or credit for revaluation of non-controlling interest, net of taxes, used to compute earnings per diluted share in accordance with GAAP, the amount is $8.5 million, or $0.66 per diluted share, for the 2021 Third Quarter as compared to $7.8 million, or $0.61 per diluted share, for the 2020 Third Quarter, and $8.4 million, or $0.66 per diluted share, for the 2019 Third Quarter.

•
Average visits per clinic per day was 29.5 for the 2021 Third Quarter which was 14.3% higher than the 25.8 average visits per clinic per day for the 2020 Third Quarter and was 7.3% higher than the 27.5 average visits per clinic per day for the pre-pandemic 2019 Third Quarter. The Company’s average visits per clinic per day exceeded 29.0 for the first time in the Company’s history in March 2021 and has continued at that level or higher for seven consecutive months.

•	The net rate per patient visit was $102.93 for the 2021 Third Quarter. Net rate per patient visit was $105.91 for the 2020 Third Quarter and $104.80 for the 2019 Third Quarter.

•
Net patient revenue from physical therapy operations was $112.3 million for the 2021 Third Quarter, an increase of 16.5% from $96.4 million for the 2020 Third Quarter.  Net patient revenue for the 2021 Third Quarter was 7.6% higher than net patient revenue from physical therapy operations of $104.4 million in the third quarter of 2019.

•
Industrial injury prevention services revenue, was an all-time high of $10.5 million for the 2021 Third Quarter, representing a 4.8% increase over the 2020 Third Quarter and a 5.5% increase over the 2019 Third Quarter.

•
Net revenue of $125.9 million for the 2021 Third Quarter was 15.6% higher as compared to $108.9 million for the 2020 Third  Quarter and 7.3% higher than net revenue of $117.3 million for the 2019 Third Quarter.

•
Total operating cost was 76.3% of net revenue in the 2021 Third Quarter, as compared to 72.1% for the 2020 Third Quarter and 76.7% of net revenue in the pre-pandemic 2019 Third Quarter. The Third Quarter 2020 percentage reflects the significant steps taken by the Company to reduce costs as its patient volumes were negatively impacted by the effects of the COVID-19 pandemic, including temporary salary reductions, furloughs and similar measures.  Likewise, total salaries and related costs were 56.0% of net revenue for the 2021 Third Quarter versus 52.8% for the 2020 Third Quarter and 56.9% for the pre-pandemic 2019 Third Quarter.

•
On September 30, 2021, USPH acquired a company that specializes in return-to-work and ergonomic services, among other offerings. The business generates more than $2.0 million in annual revenue. USPH acquired the company’s assets at a purchase price of approximately $3.3 million which includes the obligation to pay up to $0.6 million in contingent payment consideration in conjunction with the acquisition if specified future operational objectives are met. The acquired company operates as part of Briotix, the Company’s industrial injury prevention services subsidiary.

•	The Company’s Board of Directors declared a quarterly dividend of $0.38 per share payable on December 10, 2021 to shareholders of record on November 15, 2021.

U.S. Physical Therapy Press Release	Page 2
November 4, 2021

SUMMARY OF 2021 THIRD QUARTER AND NINE MONTHS RESULTS

For the 2021 Third Quarter, USPH’s Operating Results, a non-GAAP measure (defined below)  was $11.0 million, or $0.85 per diluted share, as compared to $11.1 million (inclusive of Relief Funds), or $0.86 per diluted share, for the 2020 Third Quarter. Operating Results, a non-GAAP measure, for the 2021 Third Quarter was 21.4% higher than $9.0 million, or $0.71 per diluted share, for the 2019 Third Quarter.

For the 2021 Nine Months, USPH’s Operating Results was $31.6 million, or $2.45 per diluted share, an increase of 28.6%, as compared to $24.6 million (inclusive of Relief Funds), or $1.92 per diluted share, for the nine months ended September 30, 2020 (“2020 Nine Months”).  Operating Results for the 2021 Nine Months was also 13.6% higher than the $27.8 million, or $2.18 per diluted share, for the nine months ended September 30, 2019 (“2019 Nine Months”).  Operating Results, a non-Generally Accepted Accounting Principles (“non-GAAP”) measure, equals net income attributable to USPH diluted shareholders per the consolidated statements of income less gain on sale of partnership interests and clinics plus charges incurred for clinic closure costs and expenses related to executive officer transitions, all net of taxes. Operating Results per diluted share also excludes the impact of the revaluation of redeemable non-controlling interest and the associated tax impact. See tables on pages 13 and 14.

For the 2021 Third Quarter, USPH’s net income attributable to its shareholders, a GAAP measure, was $10.0 million as compared to $10.9 million for the 2020 Third Quarter and $9.0 million for the 2019 Third Quarter.  Inclusive of the charge or credit for revaluation of non-controlling interest, net of taxes, used to compute diluted earnings per diluted share in accordance with GAAP, the amount is $8.5 million, or $0.66 per diluted share, for the 2021 Third Quarter, $7.8 million, or $0.61 per diluted share, for the 2020 Third Quarter, and $8.4 million, or $0.66 per diluted share, for the 2019 Third Quarter.

For the 2021 Nine Months, USPH’s net income attributable to its shareholders was $30.6 million, as compared to $22.2 million for the 2020 Nine Months (inclusive of $4.7 million of Relief Funds, net of non-controlling interest and taxes) and $32.1 million for the 2019 Nine Months (inclusive of a gain on sale of partnerships and clinics of  $4.3 million, net of taxes). Including the charge or credit for revaluation of non-controlling interest, net of taxes, used to compute diluted earnings per diluted share in accordance with GAAP, the amount is $21.8 million, or $1.69 per diluted share, for the 2021 Nine Months and $23.0 million, or $1.80 per diluted share, for the 2020 Nine Months, and $24.2 million, or $1.90 per diluted share, for the 2019 Third Quarter.

In accordance with current accounting guidance, the revaluation of redeemable non-controlling interest, net of taxes, is not included in net income but charged directly to retained earnings; however, the charge or credit for this change is included in the earnings per basic and diluted share calculation.  See the schedule on page 13 for the computation of earnings per diluted share.  In 2021 Third Quarter, 2021 Nine Months, 2020 Third Quarter, 2019 Third Quarter and 2019 Nine Months, the valuations increased therefore there was a charge to retained earnings.  In the 2020 Nine Months, the valuation of redeemable non-controlling interest decreased due to the results associated with the pandemic resulting in a credit to retained earnings.

As previously disclosed in a series of filings with the SEC and further described in detail in our Quarterly Reports on Form 10-Q for the first three quarters of 2020 and our 2020 Annual Report, the Company’s results were negatively impacted by the effects of the COVID-19 pandemic in 2020. For 2021 periods as compared to 2020 periods, the increase in revenues and expenses are largely due to the Company returning to and now exceeding pre-pandemic patient volumes.

U.S. Physical Therapy Press Release	Page 3
November 4, 2021

Third Quarter 2021 Compared to Third Quarter 2020

•
Reported net revenue for the 2021 Third Quarter was $125.9 million, an increase of 15.6% as compared to $108.9 million for the 2020 Third Quarter.  See table below for a detail of reported net revenue (in thousands):

	Three Months Ended
	September 30, 2021	September 30, 2020
Revenue related to Mature Clinics	$101,954	$92,933
Revenue related to 2021 Clinic Additions	4,997	-
Revenue related to 2020 Clinic Additions	5,277	2,850
Revenue from clinics sold or closed in 2021	65	307
Revenue from clinics sold or closed in 2020	34	308
Net patient revenue from physical therapy operations	112,327	96,398
Other revenue	759	512
Revenue from physical therapy operations	113,086	96,910
Management contract revenue	2,313	2,004
Industrial injury prevention services	10,494	10,015
Net Revenue	$125,893	$108,929

•
Net patient revenue from physical therapy operations increased $15.9 million, or 16.5%, to $112.3 million for the 2021 Third Quarter from $96.4 million for the 2020 Third Quarter. Included in net patient revenue are revenues related to clinics sold or closed in 2021 and 2020 of $99,000 for the 2021 Third Quarter and $0.6 million for the 2020 Third Quarter. During the full year of 2020, the Company sold its interest in 14 clinics and closed 34 clinics.  For comparison purposes, net patient revenue from physical therapy operations, excluding revenue from the clinics sold or closed, was approximately $112.2 million for Third Quarter 2021, inclusive of $10.3 million related to clinics opened or acquired in the 2021 Nine Months  (“2021 Clinic Additions”) and 2020 year (“2020 Clinic Additions”), together referred to as “Clinic Additions”, and $95.8 million for the Third Quarter 2020, inclusive of $2.9 million for 2020 Clinic Additions.  Net patient revenue related to clinics opened or acquired prior to 2020 and still in operation at September 30, 2021 (“Mature Clinics”) increased $9.0 million, or 9.7%, to $102.0 million for the 2021 Third Quarter compared to $92.9 million for the 2020 Third Quarter.

•
The average net patient revenue per visit was $102.93 for the 2021 Third Quarter as compared to $105.91 for the 2020 Third Quarter, including all clinics operational during such periods. Total patient visits increased 19.9% to 1,091,329 for the 2021 Third Quarter from 910,155 for the 2020 Third Quarter.

•	Visits for Mature Clinics (same store) for the 2021 Third Quarter increased 13.7% as compared to the 2020 Third Quarter while the net rate per visit decreased 3.5%.

•	Revenue from physical therapy management contracts increased 15.4% to $2.3 million for the 2021 Third Quarter as compared to $2.0 million for the 2020 Third Quarter.

•	Revenue from the industrial injury prevention services business increased 4.8% to $10.5 million for the 2021 Third Quarter as compared to $10.0 million for the 2020 Third Quarter.

•
Other miscellaneous revenue was $0.8 million for the 2021 Third Quarter and $0.5 million for the 2020 Third Quarter.  Other miscellaneous revenue includes a variety of services, including athletic trainers provided for schools and athletic events.

•
Total operating cost, less closure costs, a non-GAAP measure, was $96.1 million for the 2021 Third Quarter, or 76.3% of net revenue, as compared to $78.5 million for the 2020 Third Quarter, or 72.1% of net revenue. The Company took a number of steps throughout 2020 to reduce costs as its patient volumes were negatively impacted by the effects of the COVID-19 pandemic, as previously noted.  For comparison purposes, total operating cost less closure costs, was 76.7% of net revenue in the pre-pandemic third quarter of 2019, and was 76.9% and 73.0% of net revenue in the first and second quarters of 2021, respectively.  Included in operating cost for the 2021 Third Quarter and 2020 Third Quarter was $8.8 million and $2.2 million, respectively, related to Clinic Additions.  Operating cost related to Mature Clinics increased by $10.5 million for the 2021 Third Quarter compared to the 2020 Third Quarter.  In addition, operating cost related to the industrial injury prevention services business increased by $0.7 million.  See table below for a reconcilliation of operating cost, less closure costs (in thousands):

	Three Months Ended
	September 30, 2021	September 30, 2020
Operating cost related to Mature Clinics	$77,325	$66,867
Operating cost related to 2021 Clinic Additions	3,790	-
Operating cost related to 2020 Clinic Additions	5,031	2,237
Operating cost related to clinics sold or closed in 2021	68	333
Operating cost related to clinics sold or closed in 2020	13	301
Closure costs	5	79
Physical therapy operations	86,232	69,817
Physical therapy management contracts	2,044	1,608
Industrial injury prevention services	7,818	7,147
Total operating cost	$96,094	$78,572
Less: Physical therapy operations - closure costs	(5)	(79)

Total operating cost less closure costs (a non-GAAP measure)	$96,089	$78,493

U.S. Physical Therapy Press Release	Page 4
November 4, 2021

•
Total salaries and related costs, including physical therapy operations and the industrial injury prevention services business, were 56.0% of net revenue for the 2021 Third Quarter versus 52.8% for the 2020 Third Quarter. For comparison purposes, total salaries and related costs was 56.9% of net revenue in the pre-pandemic 2019 Third Quarter, and was 56.8% and 54.3% of net revenue in the first and second quarters of 2021, respectively.  Rent, supplies, contract labor and other costs as a percentage of net revenue was 19.3% for the 2021 Third Quarter versus 18.1% for the 2020 Third Quarter. The provision for credit losses as a percentage of net revenue was 1.1% for the 2021 Third Quarter and 1.2% for the 2020 Third Quarter.

•
Gross profit less closure costs, a non-GAAP measure, for the 2021 Third Quarter, was $29.8 million, a decrease of  $0.6 million, or approximately 2.1%, as compared to $30.4 million for the 2020 Third Quarter. The gross profit percentage, excluding closure costs, was 23.7% of net revenue for the 2021 Third Quarter as compared to 27.9% for the 2020 Third Quarter. The gross profit percentage for the Company’s physical therapy operations, less closure costs, was 23.8% for the 2021 Third Quarter as compared to 28.0% for the 2020 Third Quarter. The gross profit percentage on physical therapy management contracts was 11.6% for the 2021 Third Quarter as compared to 19.8% for the 2020 Third Quarter.  The gross profit percentage for the industrial injury prevention services business was 25.5% for the 2021 Third Quarter as compared to 28.6% for the 2020 Third Quarter. The table below details the gross profit, less closure costs, a non-GAAP measure (in thousands):

	Three Months Ended
	September 30, 2021	September 30, 2020

Physical therapy operations	$26,859	$27,172
Management contracts	269	396
Industrial injury prevention services	2,676	2,868
Physical therapy operations - closure costs	(5)	(79)
Gross profit	$29,799	$30,357

Physical therapy operations - closure costs	5	79
Gross profit, less closure costs (a non-GAAP measure)	$29,804	$30,436

•
Corporate office cost was $12.9 million for the 2021 Third Quarter compared to $10.4 million for the 2020 Third Quarter. The 2021 Third Quarter included $1.3 million in equity compensation expense related to the accelerated vesting of restricted stock previously granted to the Company’s Chief Operations Officer-West upon his retirement in July 2021.  Corporate office cost was 10.2% of net revenue for the 2021 Third Quarter as compared to 9.6% for the 2020 Third Quarter.   Excluding the equity compensation expense related to the retirement of the Chief Operations Officer – West, Corporate office cost was 9.2% of net revenue for the 2021 Third Quarter.

•	Other income includes $1.2 million of income related to the positive resolution of a payor matter during the 2021 Third Quarter.

•
Operating income for the 2021 Third Quarter was $16.9 million, a decrease of  $3.0 million, or 15.1%, as compared to $19.9 million for the 2020 Third Quarter. Operating income as a percentage of net revenue was 18.3% for the 2020 period as compared to 13.4% for the 2021 period.

•	Interest expense was $268,000 for the 2021 Third Quarter and $351,000 for the 2020 Third Quarter.

•
The provision for income tax was $3.8 million for the 2021 Third Quarter and $4.3 million for the 2020 Third Quarter. The provision for income tax as a percentage of income before taxes less net income attributable to non-controlling interest (effective tax rate) was 27.6% for the 2021 Third Quarter and 28.2% for the 2020 Third Quarter. See table below ($ in thousands):

	Three Months Ended
	September 30, 2021	September 30, 2020

Income before taxes	$17,938	$20,042

Less: net income attributable to non-controlling interest:
Redeemable non-controlling interest - temporary equity	(2,605)	(1,828)
Non-controlling interest - permanent equity	(1,509)	(3,019)
	$(4,114)	$(4,847)
Income before taxes less net income attributable to non-controlling interest	$13,824	$15,195
Provision for income taxes	$3,815	$4,279

Percentage	27.6%	28.2%

•
Net income attributable to redeemable non-controlling interest (temporary equity) was $2.6 million for the 2021 Third Quarter and $1.8 million for the 2020 Third Quarter.  Net income attributable to non-controlling interest (permanent equity) was $1.5 million for the 2021 Third Quarter and $3.0 million for the 2020 Third Quarter.

U.S. Physical Therapy Press Release	Page 5
November 4, 2021

2021 Nine Months Compared to 2020 Nine Months

•
Reported net revenue for the 2021 Nine Months increased $59.7 million, or 19.5% to $365.2 million as compared to $305.5 million for the 2020 Nine Months.  See table below for a detail of reported net revenue (in thousands):

	Nine Months Ended
	September 30, 2021	September 30, 2020
Revenue related to Mature Clinics	$300,792	$257,940
Revenue related to 2021 Clinic Additions	7,527	-
Revenue related to 2020 Clinic Additions	16,010	5,782
Revenue from clinics sold or closed in 2021	458	908
Revenue from clinics sold or closed in 2020	32	4,173
Net patient revenue from physical therapy operations	324,819	268,803
Other revenue	2,222	1,407
Revenue from physical therapy operations	327,041	270,210
Management contract revenue	7,611	5,744
Industrial injury prevention services	30,537	29,549
Net Revenue	$365,189	$305,503

•
Net patient revenue from physical therapy operations increased $56.0 million, or 20.8%, to $324.8 million for the 2021 Nine Months from $268.8 million for the 2020 Nine Months. Included in net patient revenues are revenues related to clinics sold or closed in 2021 and 2020 of $0.5 million for the 2021 Nine Months and $5.1 million for the 2020 Nine Months.  During 2021 Nine Months, the Company sold its interest in 2 clinics and closed 3 clinics. During the full year of 2020, the Company sold its interest in 14 clinics and closed 34 clinics. For comparison purposes, excluding revenue from the clinics sold or closed, net patient revenue from physical therapy operations was approximately $324.3 million for the 2021 Nine Months, inclusive of $23.5 million related Clinic Additions and $263.7 million for the 2020 Nine Months, inclusive of $5.8 million for 2020 Clinic Additions. Revenue related to Mature Clinics increased $42.9 million, or 16.6%, for the 2021 Nine Months compared to the 2020 Nine Months.

•
The average net patient revenue per visit was $104.00 for the 2021 Nine Months as compared to $105.13 for the 2020 Nine Months, including all clinics operational during such periods. Total patient visits were  3,123,187 for the 2021 Nine Months and  2,556,879 for the 2020 Nine Months, an increase of 22.1%.

•	Visits for Mature Clinics (same store) for the 2021 Nine Months increased 18.1% as compared to the 2020 Nine Months while the net rate per visit decreased 1.3%.

•	Revenue from physical therapy management contracts was $7.6 million for the 2021 Nine Months, an increase of 32.5%, as compared to $5.7 million for the 2020 Nine Months.

•	Revenue from the industrial injury prevention services business increased 3.3% to $30.5 million for the 2021 Nine Months as compared to $29.5 million for the 2020 Nine Months.

•
Other miscellaneous revenue was $2.2 million for the 2021 Nine Months and $1.4 million for the 2020 Nine Months.  Other miscellaneous revenue includes a variety of services, including athletic trainers provided for schools and athletic events.

•
Total operating cost, less closure costs, a non-GAAP measure, was $275.2 million for the 2021 Nine Months, or 75.4% of net revenue, as compared to $236.2 million for the 2020 Nine Months, or 77.3% of net revenue. For comparison purposes, total operating cost less closure costs, were 76.2% of net revenue in the pre-pandemic 2019 Nine Months. Included in operating cost for the 2021 Nine Months was $20.7 million related to Clinic Additions, of which $14.7 million is associated with 2020 Clinic Additions.  Included in operating cost for the 2020 Nine Months was $4.5 million related to 2020 Clinic Additions. Operating cost related to Mature Clinics increased by $25.8 million for the 2021 Nine Months compared to the 2020 Nine Months.  In addition, operating cost related to the industrial injury prevention services business increased by $0.8 million.  See table below for a detail of operating cost, less closure costs (in thousands):

	Nine Months Ended
	September 30, 2021	September 30, 2020
Operating cost related to Mature Clinics	$224,936	$199,186
Operating cost related to 2021 Clinic Additions	5,952	-
Operating cost related to 2020 Clinic Additions	14,702	4,509
Operating cost related to clinics sold or closed in 2021	484	999
Operating cost related to clinics sold or closed in 2020	9	5,131
Closure costs	20	3,926
Physical therapy operations	246,103	213,751
Physical therapy management contracts	6,492	4,582
Industrial injury prevention services	22,595	21,838
Total operating cost	$275,190	$240,171
Less: Physical therapy operations - closure costs	(20)	(3,926)
Total operating cost less closure costs (a non-GAAP measure)	$275,170	$236,245

U.S. Physical Therapy Press Release	Page 6
November 4, 2021

•
Total salaries and related costs, including physical therapy operations and the industrial injury prevention services business, was 55.6% of net revenue for both the 2021 Nine Months and 2020 Nine Months. For comparison purposes, total salaries and related costs was 56.6% of net revenue in the pre-pandemic 2019 Nine Months. Rent, supplies, contract labor and other costs as a percentage of net revenue was 18.6% for the 2021 Nine Months versus 20.6% for the 2020 Nine Months. The provision for credit losses as a percentage of net revenue was 1.1% for both the 2021 Nine Months and 2020 Nine Months.

•
Gross profit less closure costs, a non-GAAP measure, was $90.0 million for the 2021 Nine Months,, an increase of $20.8 million, or 30.0%, as compared to $69.3 million for the 2020 Nine Months. The gross profit percentage, less closure costs, was 24.6% of net revenue for the 2021 Nine Months, an increase of 190 basis points, as compared to 22.7% for the 2020 Nine Months. The gross profit percentage for the Company’s physical therapy operations, less closure costs, was 24.8% for the 2021 Nine Months, an increase of 250 basis points as compared to 22.3% for the 2020 Nine Months. The gross profit percentage on physical therapy management contracts was 14.7% for the 2021 Nine Months as compared to 20.2% for the 2020 Nine Months. The gross profit percentage for the industrial injury prevention services business was 26.0% for the 2021 Nine Months as compared to 26.1% for the 2020 Nine Months. The table below details the gross profit, less closure costs (in thousands):

	Nine Months Ended
	September 30, 2021	September 30, 2020

Physical therapy operations	$80,958	$60,385
Management contracts	1,119	1,162
Industrial injury prevention services	7,942	7,711
Physical therapy operations - closure costs	(20)	(3,926)
Gross profit	$89,999	$65,332
Physical therapy operations - closure costs	20	3,926
Gross profit, less closure costs (a non-GAAP measure)	$90,019	$69,258

•
Corporate office cost was $35.8 million for the 2021 Nine Months compared to $31.1 million for the 2020 Nine Months. Corporate office cost was 9.8% of net revenue for the 2021 Nine Months as compared to 10.2% for the 2020 Nine Months. The 2020 Nine Months included temporary salary reductions and furloughs related to the pandemic. The 2021 Nine Months included $1.3 million in equity compensation expense related to the accelerated vesting of restricted stock previously granted to the Chief Operating Officer – West upon his retirement in July 2021. Excluding the equity compensation related to the Chief Operating Officer – West, Corporate office cost was 9.5% of net revenue for the 2021 Nine Months.

•
Operating income for the 2021 Nine Months was $54.2 million, an increase of  $20.0 million, or 58.4%, as compared to $34.2 million for the 2020 Nine Months. Operating income as a percentage of net revenue increased 360 basis points from 11.2% for the 2020 period to 14.8% for the 2021 period.

•	Interest expense was $0.8 million for the 2021 Nine Months and $1.4 million for the 2020 Nine Months due to reduced borrowings under the Company’s revolving credit line.

•
The provision for income tax was $11.3 million for the 2021 Nine Months and $8.5 million for the 2020 Nine Months. The provision for income tax as a percentage of income before taxes less net income attributable to non-controlling interest (effective tax rate) was 27.0% for the 2021 Nine Months and 27.6% for the 2020 Nine Months. See table below ($ in thousands):

	Nine Months Ended
	September 30, 2021	September 30, 2020

Income before taxes	$54,807	$42,317

Less: net income attributable to non-controlling interest:
Redeemable non-controlling interest - temporary equity	(8,669)	(3,889)
Non-controlling interest - permanent equity	(4,194)	(7,811)
	$(12,863)	$(11,700)
Income before taxes less net income attributable to non-controlling interest	$41,944	$30,617
Provision for income taxes	$11,326	$8,453

Percentage	27.0%	27.6%

•
Net income attributable to redeemable non-controlling interest (temporary equity) was $8.7 million for the 2021 Nine Months and $3.9 million for the 2020 Nine Months.  Net income attributable to non-controlling interest (permanent equity) was $4.2 million for the 2021 Nine Months and $7.8 million for the 2020 Nine Months.

U.S. Physical Therapy Press Release	Page 7
November 4, 2021

Medicare Accelerated and Advance Payment Program (“MAAPP Funds”)
In response to the COVID-19 pandemic, the federal government approved the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The CARES Act allowed for qualified healthcare providers to receive advanced payments under the MAAPP Funds during the COVID-19 pandemic. Under this program, healthcare providers could choose to receive advanced payments for future Medicare services provided. The Company applied for and received approval from Centers for Medicare & Medicaid Services (“CMS”) in April 2020. The Company recorded the $14.1 million in advance payments received as a liability. During the first quarter of 2021, the Company repaid the MAAPP Funds of $14.1 million rather than applying them to future services performed.

Relief Funds

On March 27, 2020, the CARES Act was enacted. The CARES Act provided additional waivers, reimbursement, grants and other funds to assist health care providers during the COVID-19 pandemic, including $100.0 billion in appropriations for the Public Health and Social Services Emergency Fund, also referred to as the Provider Relief Fund, to be used for preventing, preparing, and responding to the coronavirus, and for reimbursing eligible health care providers for lost revenues and health care related expenses that are attributable to COVID-19.
Through December 31, 2020, the Company’s consolidated subsidiaries received approximately $13.5 million of payments under the CARES Act (“Relief Funds”). Under the Company’s accounting policy, these payments were recorded as Other income – Relief Funds. These funds are not required to be repaid upon attestation and compliance with certain terms and conditions, which could change materially based on evolving grant compliance provisions and guidance provided by the U.S. Department of Health and Human Services. Currently, the Company can attest and comply with the terms and conditions.  The Company will continue to monitor the evolving guidelines and may record adjustments as additional information is released.  There were no Relief Funds received in the 2021 Nine Months.

Other Financial Measures
For the 2021 Third Quarter, the Company’s Adjusted EBITDA, excluding Relief Funds, a non-GAAP measure, was $19.9 million for the 2021 Third Quarter, 1.8% higher than the $19.6 million for the 2020 Third Quarter,  and $3.0 million, or 17.6%, higher than the pre-pandemic 2019 Third Quarter.  The 2020 Third Quarter included $0.4 million of Relief Funds.  Inclusive of Relief Funds, the Company's Adjusted EBITDA, a non-GAAP measure, of $19.8 million in the 2021 Third Quarter compares to $20.0 million in the 2020 Third Quarter. For the 2021 Nine Months, the Company's Adjusted EBITDA, excluding Relief Funds, was $57.3 million compared to $38.7 million for the 2020 Nine Months, and $51.6 million for the 2019 Nine Months. The 2020 Nine Months included $8.3 million of Relief Funds.  Inclusive of Relief Funds, the Company’s Adjusted EBITDA of $57.3 million in the 2021 Nine Months compares to $47.0 million in the 2020 Nine Months.  See definition, explanation and calculation of Adjusted EBITDA, a non-GAAP measure, in the schedule on pages 13 and 14.

Acquisition in Third Quarter 2021

As previously reported, in the 2021 Third Quarter, the Company completed the acquisition of a company that will add to its industrial injury prevention services business.    The acquired company specializes in return-to-work and ergonomic services, among other offerings.  The business generates more than $2.0 million in annual revenue. USPH acquired the company’s assets at a purchase price of approximately $3.3 million which includes the obligation to pay up to $0.6 million in contingent payment consideration in conjunction with the acquisition if specified future operational objectives are met.

The Company’s strategy is to continue acquiring multi-clinic outpatient physical therapy practices, to develop outpatient physical therapy clinics as satellites in existing partnerships and to continue acquiring companies that provide industrial injury prevention services.

Quarterly Dividend
In response to the Company’s strong performance thus far in 2021 and confidence in its future performance, the Company’s Board of Directors declared a quarterly dividend on November 2, 2021 of $0.38 per share payable on December 10, 2021 to shareholders of record on November 15, 2021.

U.S. Physical Therapy Press Release	Page 8
November 4, 2021

Management’s Comments

Chris Reading, Chief Executive Officer, said, “In spite of continued challenges in the operating environment, our team has delivered another strong result, all of which starts with the great care of our patients at the talented hands of our partners and our clinical staff.  As evidenced by the busiest summer we have ever experienced, our referral and patient volumes remained very steady on the heels of our record 2nd quarter volumes in what is usually a seasonally slower period.  I am extremely proud of our team and very grateful to our entire staff for their exemplary work throughout this entire pandemic period.”

Carey Hendrickson, Chief Financial Officer, said, “We are pleased with the continued outstanding results produced by our team.  Patient volumes have continued at record-high levels for seven consecutive months, and both labor costs and total operating cost have remained in line with or better than pre-pandemic levels as a percentage of revenue.  Our cash generation is strong and our balance sheet remains in an excellent position.”

Third Quarter 2021 Conference Call

U.S. Physical Therapy's management will host a conference call at 10:30 a.m. Eastern Time, 9:30 a.m. Central Time, on November 4, 2021 to discuss results for the Company's 2021 Third Quarter. Interested parties may participate in the call by dialing 1-800-895-3361 or 785-424-1062 and entering reservation number USPHQ32021 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed until December 4, 2021 at U.S. Physical Therapy’s website.

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we expect. Included among such statements may be those relating to new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

•
occurrence of the multiple effects of the impact of public health crises and epidemics/pandemics, such as the novel strain of  COVID-19 (coronavirus) which the financial magnitude and timing cannot be estimated;

•	mandatory COVID-19 vaccination of employees could impact our workforce and have a material adverse effect on our business and results of operations;
•	changes as the result of government enacted national healthcare reform;
•	changes in Medicare rules and guidelines and reimbursement or failure of our clinics to maintain their Medicare certification and/or enrollment status, including the Medicare reimbursement reductions;
•	revenue we receive from Medicare and Medicaid being subject to potential retroactive reductions;
•	business and regulatory conditions including federal and state regulations;
•	governmental and other third-party payor inspections, reviews, investigations and audits, which may result in sanctions or reputational harm and increased costs;
•	compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;
•	changes in reimbursement rates or payment methods from third party payors including government agencies, and changes in the deductibles and co-pays owed by patients;
•	revenue and earnings expectations;
•	legal actions, which could subject us to increased operating costs and uninsured liabilities;
•	general economic conditions;
•	availability and cost of qualified physical therapists;
•	personnel productivity and retaining key personnel;
•
competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain clinics and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;

•
competitive environment in the industrial injury prevention services business, which could result in the termination or non-renewal of contractual service arrangements and other adverse financial consequences for that service line;

•	acquisitions, purchase of non-controlling interests (minority interests) and the successful integration of the operations of the acquired businesses;
•	maintaining our information technology systems with adequate safeguards to protect against cyber-attacks;
•
a security breach of our or our third party vendors’ information technology systems may subject us to potential legal action and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 of the Health Information Technology for Economic and Clinical Health Act;

•	maintaining adequate internal controls;
•	maintaining necessary insurance coverage;
•	availability, terms, and use of capital; and
•	weather and other seasonal factors.

See Risk Factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020.
Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see the other sections of this report and our other periodic reports filed with the Securities and Exchange Commission (the “SEC”) for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement may no longer be accurate.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 579 outpatient physical therapy clinics in 39 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 35 physical therapy facilities for unaffiliated third parties, including hospitals and physician groups. The Company also has an industrial injury prevention services business which provides onsite services for clients’ employees including injury prevention and rehabilitation, performance optimization, post-offer employment testing, functional capacity evaluations, and ergonomic assessments. More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

U.S. Physical Therapy Press Release	Page 9
November 4, 2021

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended		For the Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Net patient revenue	$112,327	$96,398	$324,819	$268,803
Other revenue	13,566	12,531	40,370	36,700
Net revenue	125,893	108,929	365,189	305,503
Operating cost:
Salaries and related costs	70,492	57,519	203,173	169,952
Rent, supplies, contract labor and other	24,239	19,695	68,075	62,915
Provision for credit losses	1,358	1,279	3,922	3,379
Closure cost - lease and other	5	79	20	2,066
Closure cost - derecognition of goodwill	-	-	-	1,859
Total operating cost	96,094	78,572	275,190	240,171

Gross profit	29,799	30,357	89,999	65,332

Corporate office cost	12,867	10,422	35,815	31,121
Operating income	16,932	19,935	54,184	34,211

Other income and expense
Relief Funds	-	390	-	8,349
Gain on sale of partnership interest and clinics	-	18	-	1,091
Resolution of a payor matter	1,216	-	1,216	-
Interest and other income, net	58	50	158	97
Interest expense - debt and other	(268)	(351)	(751)	(1,431)
Total other income and expense	1,006	107	623	8,106
Income before taxes	17,938	20,042	54,807	42,317

Provision for income taxes	3,815	4,279	11,326	8,453

Net income	14,123	15,763	43,481	33,864

Less: net income attributable to non-controlling interest:
Redeemable non-controlling interest - temporary equity	(2,605)	(3,019)	(8,669)	(7,811)
Non-controlling interest - permanent equity	(1,509)	(1,828)	(4,194)	(3,889)
	(4,114)	(4,847)	(12,863)	(11,700)

Net income attributable to USPH shareholders	$10,009	$10,916	$30,618	$22,164

Basic and diluted earnings per share attributable to USPH shareholders	$0.66	$0.61	$1.69	$1.80

Shares used in computation - basic and diluted	12,909	12,847	12,894	12,829

Dividends declared per common share	$0.38	$-	$1.08	$0.32

U.S. Physical Therapy Press Release	Page 10
November 4, 2021

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	September 30, 2021	December 31, 2020
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$19,188	$32,918
Patient accounts receivable, less allowance for credit losses of $2,728 and $2,008, respectively	46,456	41,906
Accounts receivable - other	10,093	9,039
Other current assets	3,687	3,773
Total current assets	79,424	87,636
Fixed assets:
Furniture and equipment	58,179	55,426
Leasehold improvements	37,413	35,320
Fixed assets, gross	95,592	90,746
Less accumulated depreciation and amortization	73,556	69,081
Fixed assets, net	22,036	21,665
Operating lease right-of-use assets	92,952	81,595
Goodwill	374,047	345,646
Other identifiable intangible assets, net	60,086	56,280
Other assets	1,553	1,539
Total assets	$630,098	$594,361

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, USPH SHAREHOLDERS’ EQUITY AND NON-CONTROLLING INTEREST
Current liabilities:
Accounts payable - trade	$1,532	$1,335
Accrued expenses	50,267	59,746
Current portion of operating lease liabilities	29,197	27,512
Current portion of notes payable	672	4,899
Total current liabilities	81,668	93,492
Notes payable, net of current portion	2,265	596
Revolving line of credit	33,000	16,000
Deferred taxes	6,682	7,779
Operating lease liabilities, net of current portion	71,209	61,985
Other long-term liabilities	6,440	4,539
Total liabilities	201,264	184,391

Redeemable non-controlling interest - temporary equity	138,217	132,340

Commitments and Contingencies

U.S. Physical Therapy, Inc. ("USPH") shareholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 20,000,000 shares authorized,
15,126,345 and 15,066,282 shares issued, respectively	151	151
Additional paid-in capital	101,922	95,622
Retained earnings	219,338	212,015
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total USPH shareholders’ equity	289,783	276,160
Non-controlling interest - permanent equity	834	1,470
Total USPH shareholders' equity and non-controlling interest - permanent equity	290,617	277,630
Total liabilities, redeemable non-controlling interest,
USPH shareholders' equity and non-controlling interest - permanent equity	$630,098	$594,361

U.S. Physical Therapy Press Release	Page 11
November 4, 2021

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Nine Months Ended
	September 30, 2021	September 30, 2020
OPERATING ACTIVITIES
Net income including non-controlling interest	$43,481	$33,864
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation and amortization	8,519	8,066
Provision for credit losses	3,922	3,379
Equity-based awards compensation expense	6,280	5,325
Deferred income taxes	1,292	(834)
Loss on sale of fixed assets	113	346
Gain on sale of partnership interest	-	(1,091)
Derecognition (write-off) of goodwill - closed clinics	-	1,859
Changes in operating assets and liabilities:
(Increase) decrease in patient accounts receivable	(7,513)	4,117
(Increase) decrease in accounts receivable - other	(738)	730
(Increase) decrease in other assets	(195)	5,404
Increase in accounts payable and accrued expenses	4,529	13,495
Increase (decrease) in other long-term liabilities	811	(58)
Net cash provided by operating activities	60,501	74,602

INVESTING ACTIVITIES
Purchase of fixed assets	(5,996)	(5,494)
Purchase of majority interest in businesses, net of cash acquired	(22,590)	(15,322)
Purchase of redeemable non-controlling interest, temporary equity	(14,916)	(3,087)
Purchase of non-controlling interest, permanent equity	(1,093)	(184)
Proceeds on sale of redeemable non-controlling interest, temporary equity	69	54
Proceeds on sales of partnership interest, clinics and fixed assets	137	1,118
Sales of non-controlling interest-permanent	131	-
Net cash used in investing activities	(44,258)	(22,915)

FINANCING ACTIVITIES
Distributions to non-controlling interest, permanent and temporary equity	(14,330)	(14,223)
Cash dividends paid to shareholders	(13,934)	(4,110)
Proceeds from revolving line of credit	193,000	134,000
Payments on revolving line of credit	(176,000)	(173,000)
Principal payments on notes payable	(4,662)	(700)
(Payment) receipt of Medicare Accelerated and Advance Funds	(14,054)	12,924
Short swing profit settlement	20	-
Other	(13)	3
Net cash used in financing activities	(29,973)	(45,106)

Net (decrease) increase in cash and cash equivalents	(13,730)	6,581
Cash and cash equivalents - beginning of period	32,918	23,548
Cash and cash equivalents - end of period	$19,188	$30,129

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$10,777	$4,421
Interest	$1,195	$1,202
Non-cash investing and financing transactions during the period:
Purchase of businesses - seller financing portion	$1,800	$796
Purchase of redeemable non-controlling interest - notes payable	$1,302	$137
Notes payable due to purchase of non-controlling interest, permanent equity	$-	$699
Receivables related to sale of partnership interest	$-	$386
Note receivables related to sale of partnership interest	$914	$670

U.S. Physical Therapy Press Release	Page 12
November 4, 2021

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
OPERATING RESULTS AND ADJUSTED EBITDA
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

The following tables provide detail of the diluted earnings per share computation and reconcile net income attributable to USPH shareholders calculated in accordance with GAAP to Operating Results and Adjusted EBITDA. Management believes providing Operating Results and Adjusted EBITDA to investors is useful information for comparing the Company's period-to-period results.

Operating Results, a non-Generally Accepted Accounting Principles (“GAAP”) measure, equals net income attributable to USPH diluted shareholders per the consolidated statements of income less gain on sale of partnership interests and clinics plus charges incurred for clinic closure costs and expenses related to executive officer transitions, all net of taxes.  Operating Results per diluted share, also excludes the impact of the revaluation of redeemable non-controlling interest.  In accordance with current accounting guidance, the revaluation of redeemable non-controlling interest, net of tax, is included in the earnings per basic and diluted share calculation, although it is not included in net income but charged directly to retained earnings.

Adjusted EBITDA is defined as net income attributable to USPH shareholders before interest income, interest expense, taxes, depreciation, amortization, equity-based awards compensation expense and derecognition of goodwill related to clinic closures.   Management believes reporting Adjusted EBITDA is useful information for investors in comparing the Company’s period-to-period results as well as comparing with similar businesses which report adjusted EBITDA as defined by their company.

Management uses Operating Results and Adjusted EBITDA, which eliminates certain items described above that can be subject to volatility and unusual costs, as one the principal measures to evaluate and monitor financial performance period over period.  Management believes that Operating Results and Adjusted EBITDA is useful information for investors to use in comparing the Company's period-to-period results as well as for comparing with other similar businesses since most do not have redeemable instruments and therefore have different equity structures.

Operating Results and Adjusted EBITDA are not measures of financial performance under GAAP. Adjusted EBITDA and Operating Results should not be considered in isolation or as an alternative to, or substitute for, net income attributable to USPH shareholders presented in the consolidated financial statements.

In this earnings release, Management purposefully defined Gross profit less closure costs (a non-GAAP measure) and Operating cost less closure costs (a non-GAAP measure) as a metric to see the business through the eyes of Management excluding the variability of closure costs.  Although closure costs are a recurring cost of our business, due to the business environment in 2020 (primarily the COVID-19 pandemic), Management determined that a number of clinics needed to be closed resulting in unusually high closure costs.  Presenting Gross profit less closure costs and Operating cost less closure costs allows the reader to evaluate our revenue generation performance relative to direct costs of revenue.  A reconciliation between the Gross Profit in accordance with GAAP to Gross profit less closure costs and Operating cost in accordance with GAAP to Operating cost less closure costs has been included in the body of the release.

U.S. Physical Therapy Press Release	Page 13
November 4, 2021

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
OPERATING RESULTS AND ADJUSTED EBITDA
2021 PERIODS COMPARED TO 2020 PERIODS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Computation of earnings per share - USPH shareholders:
Net income attributable to USPH shareholders	$10,009	$10,916	$30,618	$22,164
Credit (charges) to retained earnings:
Revaluation of redeemable non-controlling interest	(2,070)	(4,298)	(11,889)	1,175
Tax effect at statutory rate (federal and state) of 25.55% and 26.25%, respectively	529	1,228	3,038	(308)
	$8,468	$7,846	$21,767	$23,031

Earnings per share (basic and diluted)	$0.66	$0.61	$1.69	$1.80

Adjustments:
Closure costs	5	79	20	3,925
Expenses related to executive officer transitions	1,301	69	1,301	202
Gain on sale of partnership interest and clinics	-	(18)		(1,091)
Relief Funds	-	(391)	-	(8,349)
Allocation to non-controlling interest	-	77	-	1,977
Revaluation of redeemable non-controlling interest	2,070	4,298	11,889	(1,175)
Tax effect at statutory rate (federal and state) of 25.55% and 26.25%, respectively	(863)	(1,080)	(3,375)	1,184
Operating Results (excluding Relief Funds) (a non-GAAP measure)	$10,981	$10,880	$31,602	$19,704

Relief Funds	$-	391	$-	8,349
Allocation to non-controlling interest	-	(77)	-	(1,753)
Tax effect at statutory rate (federal and state) of 26.25%	-	(82)	-	(1,731)
Operating Results (including Relief Funds) (a non-GAAP measure)	$10,981	$11,112	$31,602	$24,569

Basic and diluted Operating Results per share (excluding Relief Funds) (a non-GAAP measure)	$0.85	$0.85	$2.45	$1.54
Basic and diluted Operating Results per share (including Relief Funds) (a non-GAAP measure)	$0.85	$0.86	$2.45	$1.92

Shares used in computation - basic and diluted	12,909	12,847	12,894	12,829

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net income attributable to USPH shareholders	$10,009	$10,916	$30,618	$22,164

Adjustments:
Depreciation and amortization	3,036	2,546	8,520	7,879
Closure cost - derecognition of goodwill	-	-	-	1,859
Relief Funds	-	(391)		(8,349)
Interest income	(58)	(50)	(158)	(97)
Interest expense - debt and other	268	351	751	1,431
Provision for income taxes	3,815	4,279	11,326	8,453
Equity-based awards compensation expense	2,875	1,936	6,280	5,325
Adjusted EBITDA (excluding Relief Funds) (a non-GAAP measure)	$19,945	$19,587	$57,337	$38,665
Relief Funds	-	391	-	8,349
Adjusted EBITDA (a non-GAAP measure)	$19,945	$19,978	$57,337	$47,014

U.S. Physical Therapy Press Release	Page 14
November 4, 2021

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
OPERATING RESULTS AND ADJUSTED EBITDA
2021 PERIODS COMPARED TO 2019 PERIODS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2019	2021	2019
Computation of earnings per share - USPH shareholders:
Net income attributable to USPH shareholders	$10,009	$9,047	$30,618	$32,110
Credit (charges) to retained earnings:
Revaluation of redeemable non-controlling interest	(2,070)	(922)	(11,889)	(10,752)
Tax effect at statutory rate (federal and state) of 25.55% and 26.25%, respectively	529	242	3,038	2,822
	$8,468	$8,367	$21,767	$24,180

Earnings per share (basic and diluted)	$0.66	$0.66	$1.69	$1.90

Adjustments:
Closure costs	5	-	20	-
Expense related to COO transition	1,301	-	1,301	-
Gain on sale of partnership interest and clinics	-	-	-	(5,823)
Revaluation of redeemable non-controlling interest	2,070	922	11,889	10,752
Tax effect at statutory rate (federal and state) of 25.55% and 26.25%, respectively	(863)	(242)	(3,375)	(1,293)
Operating Results (a non-GAAP measure)	$10,981	$9,047	$31,602	$27,816

Basic and diluted Adjusted EPS (a non-GAAP measure)	$0.85	$0.71	$2.45	$2.18

Shares used in computation - basic and diluted	12,909	12,774	12,894	12,750

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2019	2021	2019

Net income attributable to USPH shareholders	$10,009	$9,047	$30,618	$32,110

Adjustments:
Depreciation and amortization	3,036	2,457	8,520	7,377
Gain on sale of partnership interest	-	-	-	(5,823)
Interest income	(58)	(7)	(158)	(27)
Interest expense - debt and other	268	557	751	1,522
Provision for income taxes	3,815	3,197	11,326	11,223
Equity-based awards compensation expense	2,875	1,704	6,280	5,262
Adjusted EBITDA	$19,945	$16,955	$57,337	$51,644

U.S. Physical Therapy Press Release	Page 15
November 4, 2021

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
RECAP OF PHYSICAL THERAPY OPERATIONS
CLINIC COUNT

Date	Number of Clinics

March 31, 2020	567
June 30, 2020	554
September 30, 2020	550
December 31, 2020	554

March 31, 2021	564
June 30, 2021	575
September 30, 2021	579